UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):February 3, 2014 (January 29, 2014)

JOHN B. SANFILIPPO & SON, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission Number)	(I.R.S. Employer Identification Number)

1703 North Randall Road, Elgin, Illinois 60123-7820

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 289-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2014, the Board of Directors (the “Board”) of John B. Sanfilippo & Son, Inc. (the “Registrant”) adopted Amended and Restated Bylaws (the “Bylaws”) which include, among other things, the following amendments and additions:

•	Stockholder Advance Notice Provisions: Article II, Section 10 was amended to require enhanced disclosures in connection with stockholder nominations to the Registrant’s Board or proposals for consideration at stockholder meetings.

•	Chief Financial Officer Position: Article IV, Section 7 was added to explicitly provide for the position, authority, and responsibility of a Chief Financial Officer of the Registrant.

•	Exclusive Forum Provision: Article IX was added to designate, subject to certain exceptions, the Court of Chancery of the State of Delaware as the exclusive forum for the adjudication of certain legal actions.

In addition, certain technical and conforming amendments were made to the Bylaws. The foregoing descriptions of the amendments and additions to the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Bylaws as amended and restated, a copy of which is filed as Exhibit 3.1 and incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibit filed herewith is listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
February 3, 2014
	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer, Group President and Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of the Registrant, adopted on January 29, 2014.